BELL, BOYD & LLOYD LLC                        THREE FIRST NATIONAL PLAZA
                                              70 WEST MADISON STREET, SUITE 3300
                                              Chicago, Illinois  60602-4207
                                              312.372.1121 FAX 312.372.2098

                                              OFFICES IN CHICAGO
                                              AND WASHINGTON, D.C.



                                January 27, 2004



      As counsel for Artisan Funds, Inc. (the "Registrant"), we consent to the incorporation by reference of our opinion for each of the Registrant's series, filed with the Registrant's registration statement on Form N-1A, Securities Act File No. 33-88316 on each of the dates listed below:

      Series                        Date of Opinion         Date of Filing
      ------                        ---------------         --------------

Artisan Small Cap Fund              March 7, 1995           November 27, 1995
Artisan International Fund--        October 13, 1995        November 27, 1995
      Investor Shares
Artisan International Fund--        January 17, 1997        January 21, 1997
      Institutional Shares

      In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.



                                       /s/ Bell, Boyd & Lloyd LLC